As filed with the Securities and Exchange Commission on September 30, 1996

  Registration No. 333-


              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                           FORM S-8

   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                   SHOWBIZ PIZZA TIME, INC.
    (Exact name of registrant as specified in its charter)


                                Kansas
                      (State or other jurisdiction
                                  of
                           incorporation or
                             organization)
                              48-0905805
                            (I.R.S. Employer
                           Identification No.)



                        4441 West Airport Freeway
                             Irving, Texas
                          (Address of principal
                           executive offices)
                                  75602
                                (Zip Code)


                            SHOWBIZ PIZZA TIME, INC.
                       1988 NON-STATUTORY STOCK OPTION PLAN
                             (Full title of the plan)

                       Richard M. Frank
      Chairman of the Board and Chief Executive Officer
                   ShowBiz Pizza Time, Inc.
                  4441 West Airport Freeway
                     Irving, Texas 75602
                        (214) 258-8507
            (Name, address, and telephone number,
          including area code, of agent for service)

                       with a copy to:

                        Alan G. Harvey
                       Baker & McKenzie
                 2001 Ross Avenue, Suite 4500
                     Dallas, Texas 75201



               CALCULATION OF REGISTRATION FEE

  Title of securities to be registered (1) / Common Stock, $.10 par value

  Amount to be registered  / 500,000 shares

  Proposed maximum offering price per share / $18.0625

  Proposed maximum aggregate offering price / $9,031,250.00

  Amount of registration fee / $3,115.00


  (1) Shares of common stock of ShowBiz Pizza Time, Inc. (the "Company"), $.10 par value per share (the "Common Stock"), being registered hereby relate to the ShowBiz Pizza Time, Inc. 1988 Non-Statutory Stock Option Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

  (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on September 27, 1996, as reported on the Nasdaq Stock Market.



            THE 500,000 SHARES OF COMMON STOCK BEING
  REGISTERED HEREBY SHALL BE ISSUED UNDER THE PLAN, WHICH WAS AMENDED AS OF JUNE 8, 1995, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN. PURSUANT TO INSTRUCTION E OF FORM S-8, THE CONTENTS OF THE COMPANY'S REGISTRATION STATEMENTS ON FORM S-8 AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1989 (REGISTRATION NO. 33-29495), APRIL 3, 1991 (REGISTRATION NO. 33-39650) AND AUGUST 25, 1993 (REGISTRATION NO. 33-67840)
  ARE INCORPORATED BY REFERENCE.


                          SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on
  September      , 1996.

              SHOWBIZ PIZZA TIME, INC.

              BY:-------------------------------
                  Michael H. Magusiak, President



                      POWER OF ATTORNEY

   Each person whose signature appears below hereby authorizes Richard M. Frank or Michael H. Magusiak to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints Richard M. Frank or Michael H. Magusiak as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

   Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


  Signature                 Title                           Date
  ---------                 -----                           ----

  Richard M. Frank     Chairman of the Board of Directors,
                       Chief Executive Officer
                       and Director (Principal Executive Officer)
                                                            September 27, 1996

  Michael H. Magusiak
                       President and Director
                                                            September 27, 1996

  Larry G. Page
                       Executive Vice President, Chief
                       Financial Officer and Treasurer
                       (Principal Financial and Accounting
                       Officer)
                                                            September 27, 1996

  Anthony J. Gumbiner
                       Director
                                                            September 27, 1996

  Brian M. Troup
                       Director
                                                            September 27, 1996

  J. Thomas Talbot
                       Director
                                                            September 27, 1996

  Charles A. Crocco, Jr.
                       Director
                                                            September 27, 1996

  Robert L. Lynch
                      Director
                                                            September 27, 1996

  Louis P. Neeb
                      Director
                                                            September 27, 1996

  Cynthia I. Pharr
                     Director
                                                            September 27, 1996



                             SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on September 27, 1996.

                  SHOWBIZ PIZZA TIME, INC.

                  By:  /s/ MICHAEL H. MAGUSIAK
                                  Michael H. Magusiak
                                  President


                      POWER OF ATTORNEY

       Each person whose signature appears below hereby authorizes Richard M. Frank or Michael H. Magusiak to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints Richard M. Frank or Michael H. Magusiak as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  Signature                       Title                 Date
  ---------                       -----                 ----

  /s/ RICHARD M. FRANK
  Richard M. Frank
                           Chairman of the Board of Directors,
                           Chief Executive Officer and Director
                           (Principal Executive Officer)
                                                            September 27, 1996

  /s/ MICHAEL H. MAGUSIAK
  Michael H. Magusiak
                           President and Director
                                                            September 27, 1996

  /s/ LARRY G. PAGE
  Larry G. Page
                           Executive Vice President, Chief
                           Financial Officer and Treasurer
                           (Principal Financial and Accounting
                           Officer)
                                                            September 27, 1996

  /s/ ANTHONY J. GUMBINER
  Anthony J. Gumbiner
                            Director
                                                            September 27, 1996

  /s/ BRIAN M. TROUP
  Brian M. Troup
                            Director
                                                            September 27, 1996

  /s/ J. THOMAS TALBOT
  J. Thomas Talbot
                             Director
                                                            September 27, 1996

  /s/ CHARLES A. CROCCO, JR.
  Charles A. Crocco, Jr.
                              Director
                                                            September 27, 1996

  /s/ ROBERT L. LYNCH
  Robert L. Lynch
                              Director
                                                            September 27, 1996

  /s/ LOUIS P. NEEB
  Louis P. Neeb
                               Director
                                                            September 27, 1996

  /s/ CYNTHIA I. PHARR
  Cynthia I. Pharr
                               Director
                                                            September 27, 1996




                                EXHIBIT INDEX


  Exhibit No.                  Description               Page
  ----------                   ------------                    -----

       5               Opinion of Baker & McKenzie

      23.2        Consent of Deloitte & Touche LLP





                          EXHIBIT 5


                      September 27, 1996




  ShowBiz Pizza Time, Inc.
  4441 West Airport Freeway
  Irving, Texas 75602

  Gentlemen:

  ShowBiz Pizza Time, Inc., a Kansas corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers 500,000 shares of common stock, $.01 par value per share ("Common Stock"), of the Company, and such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan (such shares collectively referred to as the "Securities"). Such Securities are to be issued pursuant to the Company's 1988 Non-Statutory Stock Option Plan (the "Plan").

  We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.
  In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies.

  Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Plan, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan, the Common Stock will be legally issued, fully paid and nonassessable shares of Common Stock.

  This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                           Respectfully submitted,

                                           /s/ BAKER & MCKENZIE



                          EXHIBIT 23.2


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





INDEPENDENT AUDITORS CONSENT

Board of Directors and Shareholders
ShowBiz Pizza Time, Inc.
Irving, TX


We consent to the incorporation by reference in the Registration Statemement on Form S-8, ShowBiz Pizza Time, Inc. Non-Employee Directors Stock Option Plan, of ShowBiz Pizza Time, Inc. of our report dated February 23, 1996, appearing in the Annual Report on Form 10-K of ShowBiz Pizza Time Inc for the year dated December 29, 1995.


Deloitte & Touche LLP
Dallas, Texas
September 30, 1996